UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                  FORM 8-K

                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

                                July 21, 2003
                       (Date of earliest event reported)

                         SELAS CORPORATION OF AMERICA

            (Exact name of registrant as specified in its charter)



                                 Pennsylvania
                (State or other jurisdiction or Incorporation)


                 1-5005                                23-1069060
        (Commission File Number)        (IRS Employer Identification No.)

        1260 Red Fox Road Arden Hills, Minnesota 55112
        (Address of principal executive offices) (Zip Code)

                                651-636-9770
             (Registrant's telephone number, including area code)

                              Not Applicable
             (Former name, former address and former fiscal year, if changed since last report)






     Item 2. Acquisition or Disposition of Assets

     On July 22, 2003 the Company sold 100 percent of the shares of its wholly owned subsidiary, Deuer Manufacturing, Inc. (Deuer) to a subsidiary of Ventra Group Co. for a purchase price of approximately $7.0 million, subject to a working capital adjustment. The purchase price was determined by negotiations between the parties.

     Deuer manufactures tire holders for the light truck, sport utility and minivan segments of the automotive industry. Deuer had been reported as discontinued operations in the Company's financial statements for the year ended December 31, 2002 and the three-months ended March 31, 2003.

     ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
     EXHIBITS.

     (b)  Pro Forma Financial Statements

     Pro forma financial information reflecting the sale described in Item 2 above was contained in the following financial information previously filed by the Company:

     Balance Sheet as of March 31, 2003 contained in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

     Consolidated Statement of Operations for the three months ended March 31, 2003 contained in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003; and

     Consolidated Statement of Operations for the year ended December 31, 2002 contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.


     (c) EXHIBITS

     Exhibit 2.1 Stock Purchase Agreement dated as of July 21, 2003 among the Company, Ventra Ohio Group, [VTA USA, Inc./Ventra Group Co.] Schedules and attachments are listed beginning on page 38 of the Exhibit and will be provided to the Commission upon request.


     Exhibit 99.1    Press Release dated July 22, 2003




                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        Selas Corporation of America





                                        By: /s/ Robert F. Gallagher
                                       ------------------------------
                                       Robert F. Gallagher
                                       Vice President and Chief Financial
                                       Officer



     Date: July 22, 2003